September 26, 2000

Harold Davis, Tracy L Mignatti and
Michael F. Beausang, Trustees of the
Mark Twain Trust II, dated 11/12/93

Alvin H. Clemens
Valerie A. Clemens
c/o HealthAxis Inc.
2500 DeKalb Pike
East Norriton, PA 19401

         Re:      Split Dollar Life Insurance Plan
                  --------------------------------

Dear Tracy and Gentlemen:

HealthAxis, Inc. ("HAXS"), HealthAxis.com, Inc. ("HA") and Alvin H. Clemens ("Alvin") have entered into an Agreement of Termination of Employment Contract and First Amendment to Employment Contract dated as of August 15, 2000 (the "Termination Agreement") with respect to the employment agreements described therein (the "Employment Agreements"). As part of the transaction contemplated by the Termination Agreement, HAXS has indicated its intention to terminate the Split Dollar Life Insurance Plan Limited Collateral Assignment, dated March 17, 1993, as amended on April _____, 1996 (the "Split Dollar Agreement"), among HAXS, the undersigned Trustees (the "Trustees"), Alvin and his spouse, Valerie
A. Clemens ("Valerie"). Therefore, this letter agreement outlines the mutual performance obligations of HAXS, the Trustees and Alvin regarding the life insurance policies listed in and covered by the Split Dollar Agreement (collectively, the "Policies" and, individually, a "Policy").

                                      TERMS

I. No later than December 31, 2000, the Trustees (or their designee) shall either: (i) pay HAXS 100% of the cash surrender value of the Policies; or (ii) execute all of the necessary paperwork required to transfer to HAXS all rights and interests in each such Policy, including, but not limited to, the right to terminate each such Policy and receive 100% of its cash surrender value (hereinafter referred to as "Ownership of the Policies") (either (i) or (ii) is herein referred to individually by letter or collectively as the "Transaction"). As used herein, the term "cash surrender value" shall mean and refer to the sum payable by the insurer which issued each Policy to the owner thereof upon surrender of the Policy for cancellation.

Harold Davis, Tracy L Mignatti and
Michael F. Beausang, Trustees of the
Mark Twain Trust II, dated 11/12/93
Alvin H. Clemens
Valerie A. Clemens
September 26, 2000

II. The Trustees shall provide HAXS with written notice no later than November 15, 2000 as to which alternative Transaction, (i) or (ii) above, they choose with respect to each Policy. Absent such a timely notice, the Trustees shall conclusively be deemed to have elected Transaction (ii). In both cases, the Transaction contemplated shall be closed on or before December 31, 2000 (the "Final Date"), with time of the essence.


III. Upon payment of the cash surrender value for both Policies to HAXS, completion of the transfer of Ownership of the Policies to HAXS, or payment of the cash surrender value of one Policy and the transfer of Ownership of the other to HAXS, the Split Dollar Agreement shall be deemed terminated, of no further force or effect, and all duties and obligations of the parties thereunder, whether existing, accrued or prospective, shall be null and void.

IV. This Agreement shall be binding upon HAXS, the Trustees, Alvin, Valerie and their respective heirs, successors and assigns.

V. In the event the Trustees default under the terms and conditions of this Agreement by failing to pay HAXS under Transaction (i) or failing to execute the necessary paperwork required to transfer Ownership of the Policies to HAXS on or before the Final Date, HAXS may, as of the Final Date, offset the amounts due to Clemens under the Termination Agreement by the cash surrender value on the Final Date of any Policy whose cash surrender value has not then been received by HAXS.

VI. Each party shall be responsible for the federal, state, local or other tax consequences associated with its execution, delivery and performance of this Agreement.

VII. The parties acknowledge and agree that each Trustee is executing this Agreement solely in a representative capacity on behalf of the Trust, and no Trustee shall have or assume any personal liability on account of any matter or thing arising under, out of or related to the execution, delivery or performance of this Agreement.


Very truly yours,
HEALTH AXIS, INC.

/s/ Michael Ashker
---------------------
Michael Ashker
President & CEO

Harold Davis, Tracy L Mignatti and
Michael F. Beausang, Trustees of the
Mark Twain Trust II, dated 11/12/93
Alvin H. Clemens
Valerie A. Clemens
September 26, 2000

Accepted and Agreed to on this 26th day of September 2000.

                                             MARK TWAIN TRUST II


/s/ Alvin H. Clemens                         By: /s/ Harold M. Davis
--------------------------------                 -------------------------------
Alvin H. Clemens                                 Harold M. Davis, Trustee


/s/ Valerie F. Clemens                       By: /s/ Tracy L. Mignatti
--------------------------------                 -------------------------------
Valerie F. Clemens                               Tracy L. Mignatti, Trustee

                                             By:
                                                 -------------------------------
                                                 Michael F. Beausang, Trustee